70 Maxess Road ▪ Melville, NY 11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. NAMES NEW EXECUTIVE VICE PRESIDENT TO LEAD
 WORLDWIDE SALES AND MARKETING OF DISTRIBUTION DIVISION
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MELVILLE, NY – December 8, 2008 – Nu Horizons Electronics Corp. (NASDAQ:NUHC), a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions, today announced that C. David Bowers, who served as a corporate officer of Nu Horizons in his capacity as executive vice president - distribution, and also as president Nu Horizons distribution division, is leaving the company to pursue career opportunities outside of the electronics distribution industry.  Kent Smith, previously Nu Horizons’ senior vice president of sales for the Americas, has been named to replace Bowers as the company’s new executive vice president of worldwide sales and marketing, although Smith will not serve as a corporate officer.

According to Arthur Nadata, Nu Horizons’ chairman and chief executive office, Bowers, who joined the company in 1997, made a strong contribution to Nu Horizons’ success and growth over the years. “During his tenure at Nu Horizons, the company benefitted significantly from Dave’s broad-based understanding of the electronics distribution business.  We wish him well as he pursues other interests.”

Smith, whom the company has named as Bowers’ replacement, has been with Nu Horizons since 2003 and served as Western regional vice president prior to being named in 2005 as senior vice president of sales, Americas.  Nadata said, “Kent has been instrumental in building a first-in-class sales force and engineering group and, along with his management team, has been responsible for driving sales and enhancing our position as a demand creation distributor in the marketplace.  We believe that he has the leadership skills necessary to enable Nu Horizons to continue to build on our competitive position in the global marketplace, while also improving overall efficiencies and productivity within our organization.  In addition, his strong relationships with both customers and suppliers will continue to be important as we work to respond to our customers’ evolving needs and the continual advancements of our suppliers’ technologies.”

The company has named Geoff Annesi as Nu Horizons’ senior vice president of sales, Americas, to replace Smith.  Annesi started his career with Nu Horizons as an Account Manager in Rochester, New York in 1997 moving on to General Manager within three years.  Annesi moved to Dallas as General Manager and was then promoted to Regional Vice President of South Central.  Most recently, Annesi has been Vice President of the Western Region.  Annesi is committed to the company and has demonstrated his strong leadership skills.  Nadata said, “I have every confidence that Geoff will continue to be a valuable contributor to the company.”

“Going forward, we believe that the strength of this leadership team, as well as our experience navigating previous challenges in the market, will make it possible for us to weather the current uncertainties facing our industry,” Nadata said.

Nu Horizons Electronics Corp. Names New Executive Vice President to Lead Worldwide Sales and Marketing of Distribution Division	Page 2

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the company’s products, the competitive environment within the electronics industry, the ability of Nu Horizons to integrate C-88 AS’ operations, the ability of the company to continue to expand its operations, the  level of costs incurred in connection with the company’s expansion efforts, the financial strength of the company’s customers and suppliers, the current economic and credit crisis and risks and costs related to the pending Vitesse-related SEC and related internal investigations.  Investors are also directed to consider other risks, costs and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The company does not undertake any obligation to update its forward-looking statements.

Company Contacts:
Kurt Freudenberg
Executive Vice President & Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

Connie Chandler
Investor Relations
connie.chandler@nuhorizons.com
212-842-4698